SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.                )


Filed by the registrant   X

Filed by a party other than the registrant
Confidential, for use of the Commission only (as permitted by Rule
14a-6(e)(2))

Check the appropriate box:
 Preliminary proxy statement
X   Definitive proxy statement
 Definitive additional materials
 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     Bedford Property Investors, Inc.

             (Name of Registrant  as Specified in Its Charter)



 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.
 $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
 Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2) Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


(4) Proposed maximum aggregate value of transaction:


(5) Total Fee Paid:



X  Fee Paid previously with preliminary materials.
  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.:


(3) Filing Party:


(4) Date Filed:

                          [BEDFORD LETTERHEAD]





Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend a Special Meeting of Stockholders. This meeting will be on March 28, 1996, at 1:00 p.m., at the principal office of the Company, 270 Lafayette Circle, Lafayette, California.

Enclosed please find the Notice of Meeting, Proxy Statement, and one of two separate Proxy Cards, one to be used by Common Stockholders and the other to be used by Preferred Stockholders. At this Special Meeting two proposals will be considered. The first proposal, if approved, would delete Article VIII of the Company's charter which relates to certain business combinations. This first proposal will be voted upon by both Common and Preferred
Stockholders voting together as a single class. The second proposal will put to a vote an authorization for the amendment to the Company's charter which would effect a reverse stock split of the Company's Common Stock. This second proposal will be voted upon solely by the Company's Common Stockholders.

Your management and the Board of Directors unanimously recommend that you vote FOR both proposals. Please take time to review and vote on each proposal. Your vote is important.

Hope to see you at the Special Meeting.

Very truly yours,



Peter B. Bedford
Chairman of the Board and Chief Executive Officer



                       BEDFORD PROPERTY INVESTORS, INC.
                           270 Lafayette Circle
                           Lafayette, CA  94549


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held March 28, 1996


TO THE STOCKHOLDERS:

          A Special Meeting of Stockholders of Bedford Property
Investors, Inc., a Maryland corporation (the "Company"), will be held at the principal office of the Company, 270 Lafayette Circle, Lafayette, California on March 28, 1996, at 1:00 p.m. local time, for the following purposes:

          (1)  to consider and act upon a proposal (the "Business
Combination Proposal") to amend the Charter of the Company to delete in its entirety Article VIII thereto, which relates to certain limitations on business combinations with interested stockholders.

          (2)  to consider and act upon a proposal (the "Reverse Stock
Split Proposal") to authorize an amendment to Article V of the charter of the Company to effect a reverse stock split in which one new share par value $0.02 per share, will be exchanged for every two shares,par value $0.01 per share, presently issued and outstanding; and

          (3) to transact such other business as may be properly brought before the Special Meeting and any postponements or adjournments thereof.

          Only stockholders of record at the close of business on January 30, 1996 are entitled to notice of and to vote at the meeting and any postponements or adjournment thereof.

          STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON. THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCKHOLDERS ENTITLED TO CAST A MAJORITY OF ALL VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. THIS PROXY STATEMENT IS ACCOMPANIED BY ONE OF TWO FORMS OF PROXY CARD: ONE CARD FOR USE BY THE HOLDERS OF THE COMPANY'S COMMON STOCK AND THE OTHER CARD FOR USE BY THE HOLDERS OF THE COMPANY'S SERIES A PREFERRED STOCK. IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE APPROPRIATE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.


                              By Order of the Board of Directors



                              Jennifer I. Mori
                              Secretary

February 23, 1996
Lafayette, California



                     BEDFORD PROPERTY INVESTORS, INC.
                           270 Lafayette Circle
                           Lafayette, CA  94549

                              PROXY STATEMENT

                              March 28, 1996
                      Special Meeting of Stockholders

                               INTRODUCTION


           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), and Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), to be exercised at a Special Meeting of Stockholders to be held on Thursday, March 28, 1996,at the principal office of the Company, 270 Lafayette Circle, Lafayette, California, at 1:00 p.m. local time, and at any adjournment(s) or postponement(s) of such meeting
(the "Special Meeting"), for the purposes set forth below.

          This Proxy Statement and the enclosed proxy cards are being mailed to the Stockholders on or about February 28, 1996.

          The purpose of the Special Meeting is to consider and act upon the following two proposals:

          (1) A proposal (the "Business Combination Proposal") to amend the Charter of the Company (the "Charter") to delete in its entirety
Article VIII thereto, which relates to certain limitations on business combinations with interested Stockholders.

          (2) A proposal (the "Reverse Stock Split Proposal") to authorize an amendment to Article V of the Charter to effect a reverse stock split (the "Reverse Stock Split") in which one new share, par value $0.02 per share, would be exchanged for every two shares, par value $0.01 per share, presently issued and outstanding.

          and to transact such other business as may be properly brought before the Special Meeting and any postponements or adjournments thereof.

          The holders of record of the shares of Common Stock at the close of business on January 30, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting in relation to the Business Combination Proposal and the Reverse Stock Split Proposal (collectively, the "Proposals"). The holders of record of Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting only in relation to the Business Combination Proposal, on which they will vote together with the Common Stock holders as a single class. At the close of business on the Record Date, 6,090,650 shares of Common Stock and 8,333,334 shares of Preferred Stock were outstanding, each of which is entitled to cast one vote (collectively, the Common
Stock and Preferred Stock are referred to herein as the "Outstanding Stock").

          The presence at the Special Meeting, in person or by proxy, of Stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. Abstentions and broker non-votes, however, will have the same effect as votes against the Proposals.

          Under the terms of the Charter, the Business Combination Proposal will require the affirmative vote of 80% of the Outstanding Preferred and Common Stock, voting together as class, in order to pass and the Reverse Stock Split Proposal will require the affirmative vote of a majority of the Outstanding Common Stock in order to pass.

          At its Annual Meeting of Stockholders held on September 13,
1995, the Company solicited proxies for and sought Stockholder approval of a provision identical to that contained in the Business Combination Proposal. This proposal received the affirmative vote of approximately 75% of the outstanding Common Stock at the meeting, less than the 80% required for approval. Since certain contractual obligations impose an ongoing obligation on the Company to attempt to have Article VIII deleted from the Charter, the Board of Directors has called the Special Meeting to solicit votes on the Business Combination Proposal.

          The owner of the Preferred Stock has informed the Company that it intends to vote all 8,333,334 shares of the Preferred Stock in favor of the Business Combination Proposal. These shares were not outstanding at the Company's last Annual Meeting of Stockholders and accordingly could not be voted on this proposal at that meeting. In addition, Mr. Peter Bedford has informed the Company that he intends to vote his 1,711,825 shares of Common Stock in favor of the Business Combination Proposal.

          The Company has filed a registration statement with the Securities and Exchange Commission for an offering of shares of Common Stock. The Board of Directors currently intends to implement the Reverse Stock Split in order to facilitate this public offering. In the event the Board of Directors decides to not go forward with the public offering, the Board will not implement the Reverse Stock Split. Under Section 2-612 of the
Maryland General Corporation Law ("MGCL"), the Board of Directors may abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to filing the amendment to the Charter with the Maryland State Department of Assessments and Taxation if for any reason the Board of Directors deems it advisable to do so. The Board currently anticipates consummating the Company's offering during 1996. In the event the Board of Directors decides to not go forward with the public offering during 1996, the Board will not file the Reverse Stock Split
Articles (as defined below) and will not effect the Reverse Stock
Split.

          Under the Maryland General Corporation Law ("MGCL"), neither Proposal will entitle the holders of Outstanding Stock to appraisal rights with respect to such shares.

          All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $9,000 plus expenses, which would be borne by the Company.

          This proxy statement is accompanied by two forms of proxy card: one card is for use by the Common Stockholders and the other card is for use by the Preferred Stockholders. The shares of Common Stock represented by properly executed Common Stock proxy cards will be voted at the Special Meeting as indicated or, if no instruction is given, in favor of the Business Combination Proposal and the Reverse Stock Split
Proposal. The shares of outstanding Preferred Stock represented by all properly executed Preferred Stock proxy cards will be voted at the Special Meeting as indicated or, if no instruction is given, in favor of the Business Combination Proposal. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Special Meeting.

          Under the MGCL, only the purposes specified in the Notice of Special Meeting of Stockholders may be considered at the Special Meeting.



                PROPOSAL ONE: BUSINESS COMBINATION PROPOSAL

                      AMENDMENT OF CHARTER TO DELETE
           ARTICLE VIII REGARDING CERTAIN BUSINESS COMBINATIONS

          Under the proposed Articles of Amendment, attached hereto as Exhibit A (the "Business Combination Articles"), Article VIII of the Charter relating to certain business combinations (as defined below) between the Company and any Article VIII Interested Stockholder (as defined below) would be deleted in its entirety. The substance of Article VIII was originally included in the Company's Certificate of Incorporation when it was incorporated as a Delaware corporation in 1984. Article VIII requires a business combination to be approved by the holders of at least 80% of the Voting Stock (as defined below), subject to certain exceptions. Among these exceptions is the approval of a business combination by a majority of disinterested members of the Board of Directors.

          An interested stockholder under Article VIII of the Charter
(an "Article VIII Interested Stockholder") means any individual, firm, corporation (other than the Company) or other entity which, as of the record date for the determination of Stockholders entitled to notice of and to vote on any business combination, or immediately prior to the consummation of a business combination, is the beneficial owner of ten percent (10%) or more of the outstanding Voting Stock. Bed Preferred No. 1 Limited Partnership, a Delaware limited partnership ("BPLP"), is the holder of all outstanding shares of Preferred Stock, and is an affiliate of AEW Partners, L.P., a Delaware limited partnership ("AEW"). BPLP and AEW are Article VIII Interested Stockholders.

          Article VIII of the Charter defines "Voting Stock" as the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. The Company has been advised by counsel that both the Common Stock and the Preferred Stock qualify as Voting Stock under this definition.

          A "business combination" under Article VIII of the Charter includes (i) a merger or consolidation of the Company with or into an Article VIII Interested Stockholder or its affiliate, (ii) a transfer of any of the Company's assets with an aggregate fair market value greater than $5,000,000 to an Article VIII Interested Stockholder or its affiliate, (iii) a reclassification of securities or a recapitalization of the Company which would have the affect of increasing the proportionate share of outstanding shares of any class of equity securities of the Company convertible into such class of equity securities owned by an Article VIII Interested Stockholder or its affiliate or (iv) the adoption of any plan of liquidation or dissolution of the Company proposed by or on behalf of an Article VIII Interested Stockholder or its affiliate.

          The principal purpose of charter provisions such as Article
VIII is to deter persons from acquiring more than ten percent of the voting power of a corporation without approval by the corporation's board of directors.

          In accordance with the Series A Convertible Preferred Stock Purchase Agreement between the Company and AEW, dated May 18, 1995, which AEW assigned to BPLP (the "Preferred Stock Purchase Agreement"), the Company previously solicited proxies for and sought Stockholder approval of an amendment to the Charter to delete in its entirety Article VIII at the Annual Meeting of Stockholders of the Company held on September 13,
1995.  This proposal received the affirmative vote of approximately
75% of the outstanding Common Stock at the Annual Meeting, less than the 80% required to delete Article VIII from the Charter. Since the Preferred Stock Purchase Agreement imposes an ongoing obligation on the Company to attempt to have Article VIII deleted from the Charter, the Board of Directors has called the Special Meeting to solicit votes on the Business
Combination Proposal.

          BPLP has informed the Company that it intends to vote all 8,333,334 shares of the Preferred Stock in favor of the Business Combination Proposal. These shares were not outstanding at the Company's last Annual Meeting of Stockholders and accordingly could not be voted on this proposal at that meeting. In addition, Mr. Peter Bedford has informed the Company that he intends to vote his 1,711,825 shares of Common Stock in favor of this Proposal (See "Security Ownership of Certain Beneficial Owners and Management"). With the Preferred Stock and Mr. Bedford's Common Stock voting in favor of the Proposal, the Business Combination Proposal will pass if it receives the vote of approximately 35% of the remaining shares of outstanding Common Stock.

          Management believes that the investment community views charter provisions such as Article VIII unfavorably and, thus, management believes that the continued presence of Article VIII in the Charter may tend to discourage investment in the Company. Significantly, AEW expressed the desire to have the provisions removed from the Charter at the time it executed the agreement to acquire the Preferred Stock from the Company.

          As a result of the removal of Article VIII, the Company could become more vulnerable to coercive two-tiered, front-end loaded or partial offers which may not offer full value to all Stockholders, and to purchasers seeking to accumulate blocks of stock in order to exercise a controlling influence over the policies of the Company, whose interests may conflict with those of the Stockholders. In addition, the removal of Article VIII from the Charter would, if BPLP then controlled the Board of Directors, permit BPLP to cause the Company to liquidate or redeem the outstanding shares of Preferred Stock, or enter into certain transactions with BPLP or its affiliates. Any liquidation, however, would be subject to approval by the Stockholders. Any of such transactions could result in a greater return to the holders of the Preferred Stock than to the holders of the Common Stock. Management believes, however, that the detriment resulting from loss of such protection is outweighed by its belief that the deletion of Article VIII from the Charter will make the Company more attractive to the investment community.

          At the time of Article VIII's inclusion in the Corporation's Certificate of Incorporation, Delaware had not yet enacted statutory anti-takeover provisions. Since that time, many states, including Delaware and Maryland, have enacted statutes designed to deter hostile takeovers. In this regard, the MGCL provides that certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or a reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation
(an "Interested Stockholder") or an affiliate of such an Interested
Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder.
Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

          The minimum price referred to above is defined in the MGCL as the highest of: (i) the highest price per share paid by an Interested Stockholder, plus a compounded interest factor, based on U.S. Treasury obligations, less dividends paid, (a) at any time within five years prior to the announcement date of the business combination or
(b) within five years before a transaction in which it became an Interested Stockholder, whichever is higher; (ii) the market value per share, plus a compounded interest factor based on U.S. Treasury obligations less dividends paid, on (a) the announcement date of the business combination (the "announcement date price") or (b) the date on which an Interested Stockholder first became an Interested Stockholder (the "determination date price"), whichever is higher; or (iii) the higher of the announcement date price or the determination date price (not including the interest factor or dividends) multiplied by a fraction in which the numerator is the price referred to in (i)(a) above, and the denominator is the price paid by the bidder on the first day that the bidder acquired any shares during the period referred to in (i)(a).

          The provisions of the MGCL described above do not apply, however, to business combinations that are approved by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Pursuant to the statute, the Company has exempted any business combinations with any person and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to any such business combinations at this time. The statute allows the Board of Directors to repeal this exemption. As a condition to AEW's purchase of the Preferred Stock, however, the Board of Directors adopted a resolution (the "MGCL Resolution") which irrevocably exempts any business combination between the Company and AEW, any affiliate of AEW or any transferee of AEW from the provisions of the MGCL relating to business combinations described above. As noted above, BPLP is an affiliate of AEW, and any business combination between the Company and BPLP or its affiliates is therefore irrevocably exempt from the provisions of the MGCL relating to business combinations. The exemption from the MGCL provided by the MGCL Resolution is not the subject of the Business
Combination Proposal and this Resolution will continue to apply.

          The Board of Directors, in connection with the sale of the Preferred Stock, also adopted resolutions which, pursuant to Article VIII as currently set forth in the Charter, irrevocably exempt any business combinations which may occur between the Company and AEW, any affiliate of AEW or any transferee of AEW, including any transaction contemplated by or resulting from the exercise of any redemption right of the Preferred Stock which may constitute a business combination.
The effect of these resolutions adopted by the Board is to cause the provisions of Article VIII to no longer apply to any business combination which may occur between the Company and BPLP (as an affiliate of AEW) or its affiliates. These resolutions will continue to apply even if the proposed amendment to the Charter is not approved at the Special Meeting. These resolutions and the approval of the Business Combination Proposal would result in BPLP and an affiliate of BPLP, or any other beneficial owner of ten percent or more of the outstanding Voting Stock of the Company, being able to enter into business combinations with the Company which may not be in the best interest of the Stockholders.


Vote Required; Recommendation of the Board of Directors

          Approval of the Business Combination Proposal requires the affirmative vote of 80% of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class. Accordingly, failure to vote for the Business Combination Proposal, even by abstaining or by failing to be represented at the Special Meeting, constitutes a vote against the Business Combination Proposal. If approved, the Business Combination Articles will become effective upon the filing thereof with the State Department of Assessments and Taxation of Maryland. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE BUSINESS COMBINATION PROPOSAL (AS ENACTED BY ADOPTION OF THE BUSINESS COMBINATION ARTICLES OF AMENDMENT ATTACHED HERETO AS EXHIBIT A). IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY,
PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL
BE SO VOTED.




                PROPOSAL TWO: REVERSE STOCK SPLIT PROPOSAL

        AMENDMENT OF THE CHARTER TO EFFECT A REVERSE STOCK SPLIT

          Under the proposed Articles of Amendment, attached hereto as Exhibit B (the "Reverse Stock Split Articles"), Article V of the Charter would be amended to reduce the number of authorized shares of the Company and to increase the par value of the Company's common stock to effect the Reverse Stock Split in which one new share, par value $0.02 per share, would be exchanged for every two shares, par value $0.01 per share, presently issued and outstanding.

          In order to effect the Reverse Stock Split, the Board of Directors of the Company has approved, subject to Stockholder approval solicited hereby, a proposal (i) to amend the Company's Charter to decrease the number of authorized shares of Common Stock from 30 million shares to 15 million shares and to increase the par value of the Common Stock from $0.01 per share to $0.02 per share and (ii) to effect a one for two reverse stock split.

          The Company has filed a registration statement with the Securities and Exchange Commission for an offering of shares of Common Stock. The Board of Directors currently intends to implement the Reverse Stock Split in order to facilitate this public offering. In the event the Board of Directors decides to not go forward with the public offering, the Board will not implement the Reverse Stock Split. Under Section 2-612 of the
MGCL, the Board of Directors may abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to filing the amendment to the Charter with the Maryland State Department of Assessments and Taxation if for any reason the Board of Directors deems it advisable to do so. The Board currently anticipates consummating the Company's offering during 1996. In the event the Board of Directors decides to not go forward with the public offering during 1996, the Board will not file the Reverse Stock Split Articles and will not effect the Reverse Stock Split.


Charter Amendment

Under the Reverse Stock Split Proposal, Article V of the Company's Charter will be amended to read as follows:

"Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 15,000,000 shares are shares of Common Stock, $0.02 par value per share ("Common Stock"), 10,000,000 shares are shares of Preferred
Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $500,000."


Reasons for the Reverse Stock Split Proposal

          The Company has filed a registration statement with the Securities and Exchange Commission for an offering of shares of Common Stock. The Company is seeking authorization to effect the Reverse Stock Split in order to facilitate this offering and its general access to the capital markets. The Company believes that the adoption of the Reverse Stock Split Proposal would facilitate the offering and increase the acceptance of the Common Stock by the financial community and the investing public.


Principal Effects of Reverse Stock Split

          If the Reverse Stock Split Proposal is approved, the total number of shares of Common Stock held by each Stockholder would be converted automatically into a right to receive an amount of whole shares of new common stock equal to the number of shares owned immediately prior to the Reverse Stock Split divided by two. All fractional shares would be disposed of as set forth below.

          There were 458 Common Stockholders of record of the Company as of January 30, 1995. The Reverse Stock Split Proposal, if adopted, is not expected to cause a significant change in the number of Stockholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if the Reverse Stock Split Proposal is adopted.

          The Company has authorized Common Stock of 30 million shares. The authorized Common Stock will be reduced to 15 million shares as a result of the Reverse Stock Split Proposal. As of the Record Date, the number of issued and outstanding shares of Common Stock was 6,090,650. Based upon the Company's best estimates, the aggregate number of shares of new common stock that will be issued and outstanding as a result of the Reverse Stock Split will be approximately 3,045,000. There will be an estimated 11,955,000 authorized but unissued shares of new common stock as a result of the Reverse Stock Split.

          As of the Record Date, there were outstanding options to purchase an aggregate of 687,500 shares of Common Stock under the Company's 1992 Directors' Stock Option Plan and 1985 Stock Option Plan (collectively the "Plans"). In addition, an aggregate of 1,404,750 shares remain available for grant under the 1985 Stock Option Plan. The Plans provide for automatic adjustment of the number and per share price of shares subject to outstanding options and available for future grant in the event of a change in capitalization, such as a reverse stock split. In the event the Reverse Stock Split is enacted, the number of shares of new common stock issuable upon exercise of outstanding options will be reduced to 343,750 and the exercise prices will be two times the present exercise prices. The number of shares of new common stock available for grant under the 1985 Stock Option Plan will be reduced to 702,375.

          As of the Record Date, the Company had reserved an indeterminate and sufficient number of shares of Common Stock to cover conversion of the 8,333,334 shares of the Company's Series A Preferred Stock. Subject to certain adjustments, until September 18, 1997 each share of Preferred Stock converts into one share of Common Stock. If the Reverse Stock Split Proposal is approved and effected, the conversion price would be adjusted proportionately so that after the Reverse Stock Split a Preferred
Stockholder would receive 50% of the common stock he would have received had he converted prior to the split.

          Approval of the Reverse Stock Split Proposal would not affect any Stockholder's percentage ownership interest in the Company or proportional voting power, except for the elimination of fractional shares as described below. The rights and privileges of the holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split Proposal. However, the Reverse Stock Split may result in some Stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs, of transactions in odd-lots are generally higher than the cost of transactions in even multiples of 100 shares.

          Although the Company anticipates that the reverse stock split will not adversely affect the Company's stock price, there can be no assurance that the market price of the Company's Common Stock after the proposed Reverse Stock Split will be two times the market price before the proposed Reverse Stock Split, or that the price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

          Dissenting Stockholders have no appraisal rights under Maryland law or under the Company's Charter or Bylaws in connection with the Reverse Stock Split.


Fractional Shares and Exchange of Stock Certificates

          No scrip or fractional shares certificates will be issued in connection with the Reverse Stock Split. The Board of Directors has authorized the Company's officers to combine all fractional shares and to direct Chemical Mellon Bank (the "Exchange Agent") to sell such combined fractional shares on the open market on behalf of and as an agent for the Stockholders entitled to such fractional shares under the terms of the Reverse Stock Split. Sales of fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Common Stock at the time of sale. The sales proceeds will then be distributed to entitled Stockholders as cash payment in lieu of fractional shares. The Company estimates that transaction fees associated with sales of fractional share interests will be less than $1,000 which will be borne by the Company. A payment in lieu of a fractional share will be made to an entitled Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) for all of his shares of Common Stock outstanding prior to the Reverse Stock Split.

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each Stockholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ("old certificates") to the Exchange Agent, c/o Chemical Mellon Shareholder Services, 85 Challenger Road, Ridgefield Park, NJ 07660. The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of new common stock. No new certificate will be issued to a Stockholder, and no cash will be paid in lieu of fractional shares of new Common Stock, until the Stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

          Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, a Stockholder will receive a new certificate or certificates representing the number of whole shares of common stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Stockholders should not forward their certificates to the Exchange Agent until the letter of transmittal is received and should surrender their certificates only with such letter of transmittal. Until surrendered, outstanding old certificates held by a Stockholder will be deemed for all purposes to represent the number of whole shares of Common Stock to which the Stockholder is entitled as a result of the Reverse Stock Split.


New York Stock Exchange Listing

          If the Reverse Stock Split Proposal is approved by the Stockholders at the Special Meeting and if the Board of Directors decide to go forward with the Reverse Stock Split in order to facilitate the Company's concurrent public offering, an amendment to Article V of the Charter, in the form set forth above, would be filed with the Maryland State
Department of Assessments and Taxation and the Reverse Stock Split will become effective as of 5:00 p.m. E.S.T. on the date of such filing ("Effective Date"). It is expected that such filing would take place on March 29, 1996, or shortly thereafter. Without any further action on the part of the Company or the Stockholders, the shares of Common Stock held by Stockholders of record will be converted at 5:00 p.m. E.S.T. on the Effective Date into the right to receive an amount of whole shares of new common stock equal to the number of their old shares divided by two, with any fractional shares eliminated as described above. The Company intends to make application with the New York Stock Exchange, where the Common
Stock is currently traded, for listing and registration of the new common stock, where the Common Stock is currently traded.


Certain Federal Income Tax Consequences

          The following is a summary of the material anticipated
Federal income tax consequences of the Reverse Stock Split to Stockholders of the Company, prepared after consultation with counsel. This summary is based on the Federal income tax laws as now in effect and as currently interpreted; it does not take into account possible changes in such tax laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

          No ruling will be obtained from the Internal Revenue Service
(the "Service") regarding the Federal income tax consequences to the Stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

          The Reverse Stock Split effectively would call for Stockholders of the Company to exchange their Common Stock for an amount of whole shares of new common stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Stock Split divided by two. No fractional shares of new common stock will be issued. A Stockholder who might be otherwise entitled to receive a fractional share of new common stock as a result of the transaction will receive, in lieu thereof, cash representing the value of such fractional share as determined by an open market sale of all combined fractional shares.
See "Fractional Shares and Exchange of Stock Certificates."

          If approved by the Company's Stockholders the Reverse Stock
Split will qualify as a "recapitalization" as described in Section 368(a)(1) of the Internal Revenue Code (the "Code"). Consequently, no gain or loss will be recognized by the Company and no gain or loss will be recognized by Common Stockholders who exchange their shares in connection with the Reverse Stock Split. With reference to exchanging Common Stockholders, the aggregate basis of new shares received (including any fractional share deemed received) will be the same as the aggregate basis of Common Stock surrendered in exchange thereof. Similarly, the holding period for new common stock received as a result of the Reverse Stock Split
(including any fractional share deemed to received) will include the holding period of the shares of Common Stock surrendered in exchange thereof.

          A holder of Common Stock receiving cash in lieu of a fractional share will be treated as receiving the payment in connection with the redemption determined under Section 302 of the Code. As such, a holder of Common Stock will generally recognize gain or loss upon such payment equal to the difference, if any, between such Stockholder's basis in the fractional share (as described above) and the amount of cash received.
Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Stockholder's holding period (calculated as described above) exceeds one year. A holder of Common Stock receiving cash in lieu of a fractional share may be subject to dividend treatment on such payment if the redemption of the fractional share is "essentially equivalent to a dividend" under Section 302 of the Code. However, based on a published IRS ruling, dividend treatment is unlikely if, taking into account the constructive ownership rules set forth in Section 318 of the Code, (a) the stockholder's relative stock interest in the Company is minimal, (b) the stockholder exercises no control over the Company's affairs and (c) there is a reduction in the stockholder's proportionate interest in the Company.


Vote Required; Recommendation of the Board of Directors

          In order to effect the Reverse Stock Split Proposal, the Company's Certificate of Incorporation must be amended, which requires, under
Section 2-104(b)(4) of the MGCL and the Company's Charter, the affirmative vote of a majority of the votes entitled to be cast on the matter. Accordingly, failure to vote for the Reverse Stock Split
Proposal, even by abstaining or by failing to be represented at the Special Meeting, constitutes a vote against the Reverse Stock Split Proposal. If approved, the Reverse Stock Split Articles will become effective upon the filing thereof with the State Department of Assessments and Taxation of Maryland. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE REVERSE STOCK SPLIT PROPOSAL (AS ENACTED BY ADOPTION OF THE REVERSE
STOCK SPLIT ARTICLES OF AMENDMENT ATTACHED HERETO AS EXHIBIT B).
IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED
IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT

   The following table sets forth information as of December 31, 1995, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares owned beneficially by all directors and officers of the Company as a group. The following information does not reflect the proposed Reverse Stock Split.

Title                                        Number of Shares     Percent of
of Class           Name and Address         Beneficially Owned      Class

Preferred Stock   Bed Preferred No. 1           8,333,334            100%
                  Limited Partnership
                  225 Franklin Street
                  Boston, MA  02110-2803

Common Stock      Peter B. Bedford              1,819,325(1)        31.4%

Common Stock      Anthony M. Downs                 70,500(2)         1.2%

Common Stock      Anthony M. Frank                 78,000(2)         1.3%

Common Stock      Claude M. Ballard                71,000(2)         1.2%

Common Stock      Martin I. Zankel                 90,000(2)         1.6%

Common Stock      Thomas G. Eastman                     0              0%

Common Stock      Thomas H. Nolan                       0              0%

Common Stock      Bob Pester                       71,000            1.2%

Common Stock      Donald A. Lorenz                 51,700             (3)

Common Stock      Hanh Kihara                       7,500             (3)

Common Stock      All Directors and Officers
                   as a group (12 persons)      2,260,125(4)        37.1%

_________________
(1) Includes 300,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner) and 107,500 shares of Common Stock subject to options which are currently exercisable or become exercisable within 60 days of December 31, 1995.

(2) Includes currently exercisable options to purchase 70,000 shares of Common Stock.

(3)     Less than 1%.

(4) Includes options to purchase 405,000 shares which are currently exercisable or become exercisable within 60 days of December 31, 1995.






                          STOCKHOLDER PROPOSALS

        Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 1996 must be received by the Company at its principal executive offices no later than March 18, 1996 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.


                          GENERAL MATTERS

      The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Special Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgement on such matters.

                                                                Exhibit A
                        ARTICLES OF AMENDMENT OF

                                 CHARTER

                    BEDFORD PROPERTY INVESTORS, INC.





        THIS IS TO CERTIFY THAT:

        FIRST: The charter of Bedford Property Investors, Inc., a Maryland corporation (the Corporation ), is hereby amended by deleting existing Article VIII in its entirety.

        SECOND: The charter of the Corporation is further amended by deleting the remainder of the penultimate sentence of Article IX following the phrase entitled to be cast on the matter.

        THIRD: The amendment to the charter of the Corporation as set forth above has been duly adopted by the board of directors and approved by the Stockholders of the Corporation as required by law.

        FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of ____________, 1996.






 ATTEST:
                                           BEDFORD PROPERTY INVESTORS, INC.


                                            By:

                                                   Its President
                                                                  (seal)


                                             By:

                                                   Its Secretary
                                                      (seal)








                                                                  Exhibit B
                        ARTICLES OF AMENDMENT OF

                                 CHARTER

                                   OF

                    BEDFORD PROPERTY INVESTORS, INC.

        THIS IS TO CERTIFY THAT:

        FIRST:  The charter of Bedford Property Investors, Inc., a
Maryland corporation (the "Corporation"), is hereby amended by deleting Section 1 of Article V in its entirety and replacing it with the following:

        Section 1. Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 35,000,000 shares, of which 15,000,000 shares are shares of Common Stock, $0.02 par value per share ("Common Stock"), 10,000,000 shares are shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 10,000,000 shares are shares of Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred"). The aggregate par value of all authorized shares of stock having a par value is $500,000.

        SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the Stockholders of the Corporation as required by law.

        THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ______ day of ___________________, 1996.


 ATTEST:
                                             BEDFORD PROPERTY INVESTORS,INC.


                                               By:

                                                   Its President
                                                                (seal)


                                                By:
                                                   Its Secretary
                                                                (seal)




(This Proxy is to be used by Common Shareholders Only)

BEDFORD PROPERTY INVESTORS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY MANAGEMENT

    The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and Donald A. Lorenz, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on March 28, 1996 at 1:00 p.m. at the principal office of the Company, 270 Lafayette Circle, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present.
The undersigned hereby revokes any proxy previously given with respect to such shares.


1.  Approval of the Amendment                     FOR       AGAINST   ABSTAIN
    to the Company's Charter deleting
    Article VIII thereof, and deleting the
    remainder of the penultimate sentence of
    Article IX after the phrase "entitled to be cast on the matter" (the Business
    Combination Proposal).

2.  Approval of the Amendment to the               FOR       AGAINST  ABSTAIN
    Company's Charter Article V so as to effect a reverse stock split in which one new share of the Company's common stock, par value
    $0.02 per share, would be exchanged for
    every two shares, par value $0.01 per share, presently issued and outstanding (the
    Reverse Stock Split Proposal).


    The undersigned acknowledges receipt of the Notice of Special
Meeting of Stockholders and the accompanying Proxy Statement.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


 MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                            Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.


                              Dated  ____________________, 1996




                                                           Signature



                                                  Signature, if held
                                                             jointly

Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope












































        (This Proxy is to be Used by Preferred Stockholders Only)

                     BEDFORD PROPERTY INVESTORS, INC.
                 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                   THIS PROXY IS SOLICITED BY MANAGEMENT

    The undersigned stockholder of Bedford Property Investors, Inc., a
Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and Donald A. Lorenz, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held on March 28, 1996 at 1:00 p.m. at the principal office of the Company, 270 Lafayette Circle, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same affect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.


1.  Approval of the Amendment                  FOR       AGAINST       ABSTAIN
    to the Company's Charter deleting
    Article VIII thereof, and deleting the
    remainder of the penultimate sentence
     of Article IX after the phrase "entitled to be cast on the matter" (the Business
    Combination Proposal).






    The undersigned acknowledges receipt of the Notice of Special
Meeting of Stockholders and the accompanying Proxy Statement.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.


 MARK HERE IF YOU PLAN TO ATTEND THE MEETING


                              Please sign exactly as name appears
                              hereon and date.  If the
                              shares are held jointly, each holder
                              should sign.  When signing
                              as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.



                              Dated  ______________________________,1996



                                                              Signature



                                                      Signature, if held
                                                                 jointly






Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.